                                                                   Exhibit 10(v)



                 [TRUST FOR NONEMPLOYEE DIRECTORS' SUPPLEMENTAL
                               COMPENSATION PLAN]

--------------------------------------------------------------------------------


                              TRUST AGREEMENT NO. 9


                                     Between

                              CLEVELAND-CLIFFS INC

                                       and

                         KEY TRUST COMPANY OF OHIO, N.A.


                             ___________________

                              November 20, 1996
                             ___________________


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

     I.     TRUST FUND.......................................................  2

     II.    PAYMENTS TO TRUST BENEFICIARIES..................................  6

     III.   THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO
                   A TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT.........  8

     IV.    PAYMENTS TO COMPANY.............................................. 10

     V.     INVESTMENT OF TRUST FUND......................................... 12

     VI.    INCOME OF THE TRUST.............................................. 13

     VII.   ACCOUNTING BY TRUSTEE............................................ 13

     VIII.  RESPONSIBILITY AND INDEMNIFICATION OF TRUSTEE.................... 15

     IX.    AMENDMENTS, ETC., TO PLAN AND EXHIBITS........................... 20

     X.     REPLACEMENT OF TRUSTEE........................................... 22

     XI.    AMENDMENT OR TERMINATION OF AGREEMENT............................ 23

     XII.   GENERAL PROVISIONS............................................... 24

     XIII.  NOTICES.......................................................... 26

                              TRUST AGREEMENT NO. 9
                              ---------------------

               This Trust Agreement ("Agreement") made as of the ____ day of November, 1996 by and between Cleveland-Cliffs Inc, an Ohio corporation ("Company"), and Key Trust Company of Ohio, N.A., an Ohio corporation ("Trustee").

                                   WITNESSETH:
                                   -----------

               WHEREAS, certain benefits are or may become payable to the nonemployee directors of the Company listed (from time to time as provided in Sections 1.6 and 9.2 hereof) on Exhibit A hereto ("Directors") under the provisions of the Cleveland-Cliffs Inc Nonemployee Directors' Supplemental Compensation Plan, effective July 1, 1995 ("Effective Date") as the same have been or in the future may be amended or restated, or any successor thereto ("Plan"), a copy of which is appended to this Agreement as Exhibit B;

               WHEREAS, the Plan provides for the payment, following retirement from the Board of Directors ("Board") of the Company of post-retirement income to Directors who commence service on or after the Effective Date, and their beneficiaries, if applicable, as provided in the Plan, and the Company wishes to assure the payment to the Directors and to their beneficiaries (the Directors and their respective beneficiaries are collectively referred to as the "Trust Beneficiaries") of amounts due under the Plan (the amounts so payable are collectively referred to as the "Benefits");

               WHEREAS, the Company wishes to establish a trust ("Trust") and to transfer to the Trust assets which shall be held subject to the claims of the creditors of the Company to the extent set forth in Article III until (i) paid in full to all Trust Beneficiaries as Benefits in such manner and as specified in this Agreement unless the Company is Insolvent (as that term is defined below) at the time that such Benefits become payable or (ii) otherwise disposed of pursuant to the terms of this Agreement; and

               WHEREAS, the Company shall be considered "Insolvent" for purposes of this Agreement at such time as the Company (i) is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, as amended from time to time, or (ii) is unable to pay its debts as they become due.

               NOW, THEREFORE, the Company and the Trustee establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                  I. TRUST FUND
                                     ----------

               1.1 Subject to the claims of creditors to the extent set forth in
Article III, the Company shall deposit with the Trustee in trust One Hundred Dollars ($100), which shall become the principal of this Trust, to be held, administered and disposed of by the Trustee as provided in this Agreement.

               1.2           This Trust shall be irrevocable.

               1.3 In the event that a Change in Control has occurred, the Chief Executive Officer of the Company ("CEO") or the Secretary of the Company shall notify the Trustee promptly. The Trustee shall be entitled to rely upon such notice as to whether and when a Change in Control has occurred and shall not be required to make any independent verification of a Change in Control.

               1.4 The principal of the Trust and any earnings shall be held in trust separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes set forth in this Agreement. No Trust Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust prior to the time that such assets are paid to a Trust Beneficiary as Benefits. Any rights created under the Plan and this Agreement shall be mere unsecured contractual rights of Trust Beneficiaries with respect to the Company. The obligation of the Trustee to pay Benefits pursuant to this Agreement constitutes merely an unfunded and unsecured promise to pay such benefits.

               1.5 (a) The Company may at any time or from time to time make additional deposits of cash or other property as may be acceptable to the Trustee in the Trust, or make provision for cash or other property as may be acceptable to the Trustee to be transferred to the Trust, such as by means of a letter of credit or otherwise, to augment the principal to be held, administered and disposed of by the Trustee, but no payment of all or any portion of the principal of the Trust or earnings shall be made to the Company or any other person or entity on behalf of the Company except as expressly provided in this Agreement.

                   (b) Within 10 days following the occurrence of a Potential Change in Control (as that term is defined in this Section 1.5), the Company shall make a contribution to the Trust



                                        3


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that is sufficient, taking into account the assets of the Trust prior to such contribution, to provide for the payment of all Benefits at the Threshold Percentage (as defined in Section 4.1 hereof) equal to 140%, and any other amounts payable or reimbursable pursuant to the terms of this Agreement.

                   (c) Within 30 days after the end of any calendar year ending after a Change of Control, the Company shall make a contribution to the Trust that is sufficient, taking into account the assets of the Trust prior to such contribution, to provide for the payment of all Benefits at the Threshold Percentage (as defined in Section 4.1 hereof) equal to 140%, and any other amounts payable or reimbursable pursuant to the terms of this Agreement.

                   (d) A "Potential Change in Control" means the occurrence of any of the following events:

                      (i) The Company enters into a letter of intent, agreement in principle or other agreement, the consummation of which would constitute a Change in Control; or

                      (ii) any person (including the Company) makes a public announcement (including, without limitation, an announcement made by filing a Schedule 13D or Schedule 14D-1 (or any successor schedule, form, report or item), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act")) stating a present intention to take actions that, if consummated, would constitute a Change in Control.

               1.6 Not later than the date of any Change of Control, the Company shall (a) specify the nature, amounts and timing of




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the Benefits to which each Trust Beneficiary may become entitled, subject to
Article IX, in an exhibit ("Exhibit C") which shall become a part of this Agreement and be incorporated by this reference, (b) provide any corresponding revisions to Exhibits A and B that may be required and (c) provide the Trustee with copies of the Plan and any amendments thereto.

               1.7 The Trust is intended to be a grantor trust, within the meaning of section 671 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, and shall be construed accordingly. The purpose of the Trust is to assure that the Company's obligations to the Trust Beneficiaries pursuant to the Plan are fulfilled. The Trust is neither intended nor designed to qualify under section 401(a) of the Code or to be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

               1.8 As used in this Agreement, the term "Change in Control" shall mean the occurrence of any of the following events:

                   (a) The Company shall merge into itself, or be merged or consolidated with, another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation;

                   (b) The Company shall sell or otherwise transfer all or substantially all of its assets to any other corporation or other legal person, and immediately after such sale or transfer less than 70% of the combined voting power of the outstanding voting securities of such corporation or person is held in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such sale or transfer;

                   (c) A person, within the meaning of Section 3(a)(9) or of
Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall become the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934) of 30% or more of the outstanding voting securities of the Company (whether directly or indirectly); or

                   (d) During any period of three consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Company, of each director first elected during any such period was approved by a vote of at least one-third of the directors of the Company who are directors of the Company on the date of the beginning of any such period.

                       II. PAYMENTS TO TRUST BENEFICIARIES
                           -------------------------------

               2.1 Provided that the Company is not Insolvent and commencing with the earlier to occur of (a) appropriate notice to the Trustee by the Company, or (b) the date on which the Trustee has been notified in accordance with Section 1.3 that a Change of Control has occurred, the Trustee shall make payments of Benefits to each Trust Beneficiary from the assets of the




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Trust in compliance and conformity with the terms of the Plan and in accordance with Exhibit C, and subject to Article IX.

               2.2 The Trustee shall continue to pay Benefits to the Trust Beneficiaries until the assets of the Trust are depleted, subject to Section
11.2. If any current payment by the Trustee under the terms of this Agreement would deplete the assets of the Trust below the amount necessary to provide adequately for Benefits known to the Trustee to be payable in the future, the Trustee shall nevertheless make the current payment when due. If, after application of the preceding sentence, amounts in the Trust are not sufficient to provide for full payment of the Benefits to which any Trust Beneficiary is entitled as provided in this Agreement, the Company shall make the balance of each such payment directly to the Trust Beneficiary as it becomes due.

               2.3 The Company may make payments of Benefits directly to each or any Trust Beneficiary. The Company shall notify the Trustee of its decision to pay Benefits directly at least 3 days prior to the time amounts are due to be paid to a Trust Beneficiary.

               2.4 Nothing in this Agreement shall in any way diminish any rights of any Trust Beneficiary to pursue such Trust Beneficiary's rights as a general creditor of the Company with respect to Benefits or otherwise, and the rights of each Trust Beneficiary under the Plan shall in no way be affected or diminished by any provision of this Agreement or action taken pursuant to this Agreement, except that any payment actually received by any Trust Beneficiary shall reduce dollar-per-dollar




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amounts otherwise due to such Trust Beneficiary pursuant to the
Plan.

               2.5 The Trustee shall withhold from any payment to a Trust Beneficiary the amount required by law to be so withheld under federal, state and local tax withholding requirements, and shall pay over to the appropriate government authority the amounts withheld.

               III. THE TRUSTEE'S RESPONSIBILITY REGARDING PAYMENTS TO
                    A TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT
                    --------------------------------------------------

               3.1 At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of creditors of the Company as set forth in this Section 3.1. The Board of Directors of the Company ("Board") and the CEO shall have the duty to inform the Trustee in writing if either the Board or the CEO believes that the Company is Insolvent. If the Trustee receives a notice in writing from the Board or the CEO stating that the Company is Insolvent or if a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall independently determine within 30 days after receipt of such notice whether the Company is Insolvent. In making this determination, the Trustee may engage the outside accountants of the Company to render an opinion as to the solvency of the Company and shall be fully protected under Section 8.7 in relying upon the advice of such accountants. In addition, the Company shall provide the Trustee or its agents, including the outside accountants of the Company, with any information reasonably requested, and otherwise cooperate with the Company or its agents




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in making the determination. Pending such determination, or if the Trustee has actual knowledge or has determined that the Company is Insolvent, the Trustee shall discontinue or refrain from making payments to any Trust Beneficiary and hold the Trust assets for the benefit of the general creditors of the Company. The Trustee shall pay any undistributed principal and income in the Trust to the extent necessary to satisfy the claims of the creditors of the Company as a court of competent jurisdiction may direct. If the Trustee has discontinued or refrained from making payments to any Trust Beneficiary pursuant to this Section 3.1, the Trustee shall pay or resume payments to such Trust Beneficiary in accordance with this Agreement if the Trustee has determined that the Company is not Insolvent, or is no longer Insolvent (if the Trustee initially determined the Company to be Insolvent), or pursuant to the order of a court of competent jurisdiction. Unless the Trustee has actual knowledge of Insolvency, or has received notice from the Board, the CEO or a person claiming to be a creditor of the Company alleging that the Company is Insolvent, the Trustee shall have no duty to inquire as to whether the Company is Insolvent and may rely on information concerning the Insolvency of the Company that has been furnished to the Trustee by any creditor of the Company or by any person (other than an employee or director of the Company) acting with apparent or actual authority with respect to the Company.

               3.2. If the Trustee is precluded from paying Benefits from the Trust assets pursuant to Section 3.1 and such prohibition is

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subsequently removed, the Trustee shall pay the aggregate amount of all Benefits that would have been paid to the Trust Beneficiaries in accordance with this Agreement during the period of such prohibition, less the aggregate amount of Benefits otherwise paid to any Trust Beneficiary by the Company during any such period, together with interest on the delayed amount determined at a rate equal to the rate actually earned (including, without limitation, market appreciation or depreciation, plus receipt of interest and dividends) during such period with respect to the assets of the Trust corresponding to such net amount delayed.

                             IV. PAYMENTS TO COMPANY
                                 -------------------

               4.1 Except to the extent expressly contemplated by this Article IV, the Company shall have no right or power to direct the Trustee to return any of the Trust assets to the Company before all payments of Benefits have been made to all Trust Beneficiaries as provided in this Agreement. From time to time, if and when requested by the Company to do so and/or in order to comply with Section 7.2 hereof, the Trustee shall engage the services of Hewitt Associates or such other independent actuary as may be mutually satisfactory to the Company and to the Trustee to determine the maximum actuarial present values of the future Benefits that could become payable under the Plan with respect to each Director. The Trustee shall determine the fair market values of the Trust assets allocated to the account of each Director pursuant to Section 7.2 hereof. The Company shall pay the fees of such independent actuary and of any appraiser engaged

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by the Trustee to value any property held in the Trust. The independent actuary shall make its calculations based upon the assumptions that (i) the annual retainer payable to each active Director shall increase by 10% per year, and
(ii) each Director shall commence payments from the Plan at an age at which the actuarial present value of the Director's future Benefits are at a maximum. In addition, the independent actuary shall use the 1983 Group Annuity Mortality Table, an interest rate of 8%, Gross National Product Price Deflator increases of 4%, with such other assumptions as are recommended by such actuary and approved by the Company and, after the date of a Change of Control, a majority of the Directors (subject to the provision of Section 10.2 hereof). For purposes of this Agreement, (A) the "Fully Funded" amount with respect to the account of a Director maintained pursuant to Section 7.2 hereof shall be equal to the "Threshold Percentage," as defined below, multiplied by the maximum actuarial present value of the future Benefits that could become payable under the Plan with respect to the Director, and (B) the "Account Excess" with respect to such account shall be equal to the excess, if any, of the fair market value of the assets held in the Trust allocated to a Director's account over the respective Fully Funded amount. Unless otherwise provided, prior to a Change of Control the Threshold Percentage shall be equal to 110%, and following a Change of Control the Threshold Percentage shall be equal to 140%. The Trustee shall allocate any Account Excess in accordance with Section 7.2 hereof. Thereafter, upon the request of the Company, the Trustee shall

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pay to the Company the excess, if any, of the aggregate account balances over the aggregate Fully Funded amounts computed upon the basis of a Threshold Percentage equal to 140%.

                           V. INVESTMENT OF TRUST FUND
                              ------------------------

               5.1 Prior to a Change of Control, the Trustee shall invest and reinvest the assets of the Trust as the Company shall prescribe in writing from time to time.

               5.2 On or after the date of a Change of Control, or in the absence of the instructions from the Company specified in Section 5.1, the provisions of this Section 5.2 shall apply to the investment of the Trust assets. The investment objective of the Trustee shall be to preserve the principal of the Trust while obtaining a reasonable total rate of return, measurement of which shall include, without limitation, market appreciation or depreciation plus receipt of interest and dividends. The Trustee shall be mindful, in the course of its management of the Trust, of the liquidity demands on the Trust.

               5.3 The Trustee shall have the sole power to invest the assets of the Trust, in accordance with the provisions of Sections 5.1 and 5.2. The Trustee shall not be liable for any failure to maximize income on such portion of the Trust assets as may be from time to time invested or reinvested as set forth above, nor for any loss of principal or income due to the liquidation of any investment that the Trustee, in its sole discretion, believes necessary to make payments or to reimburse expenses under the terms of this Agreement. The Trustee shall have the right to invest assets of the Trust for short-term

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investment periods, pending distribution, or long-term investment of such assets, as the Trustee may deem proper in the circumstances.

               5.4 In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests.

                             VI. INCOME OF THE TRUST
                                 -------------------

               6.1 During the continuance of this Trust, all net income of the Trust shall be retained in the Trust.

                           VII. ACCOUNTING BY TRUSTEE
                                ---------------------

               7.1 The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust assets, including such specific records as shall be agreed upon in writing by the Company and the Trustee. Within 60 days following the close of each calendar year that includes or commences after the date of this Trust until the termination of this Trust or the removal or resignation of the Trustee (and within 60 days after the date of such termination, removal or resignation), the Trustee shall render to the Company an accounting with respect to the Trust assets as of the end of the then most recent calendar year (and as of the date of such termination, removal or resignation, as the case may be). The Trustee shall furnish to the Company on a quarterly basis (or as the Company shall direct from time to time) and in a timely manner such information regarding the Trust as the Company shall require for purposes of preparing its statements of financial

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condition. The Trustee shall at all times maintain separate bookkeeping accounts for each Director as prescribed in Section 7.2 hereof, and, upon the written request of a Director, shall provide to the Director an annual statement of the Director's account. Upon the written request of the Company or, on or after the date of a Change of Control, a Director, the Trustee shall deliver to the Company or the Director, as the case may be, a written report setting forth the amount held in the Trust and a record of the deposits made to the Trust by the Company.

                   Unless the Company or any Director shall have filed with the Trustee written exception or objection to any such statement and account within 90 days after receipt thereof, the Company and the Directors shall be deemed to have approved such statement and account, and in such case, the Trustee shall be forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding to which the Company and the Directors were parties.

               7.2 The Trustee shall maintain a separate account for each Director. The Trustee shall credit or debit each Director's account as appropriate to reflect such Director's allocable portion of the Trust assets, as such Trust assets may be adjusted from time to time pursuant to the terms of this Agreement. Except as provided in this Section 7.2, all allocations shall be made in proportion to the balances of the separate accounts of the Directors. Prior to the date of a Change of Control, all

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deposits of principal pursuant to Section 1.1 and 1.5 hereof shall be allocated as directed by the Company. On or after such date, deposits of principal shall be allocated as an Account Excess in accordance with this Section 7.2. Income, expense, gain or loss on assets allocated to the separate accounts of the Directors shall be allocated separately to such accounts by the Trustee in proportion to the balances of the separate accounts of the Directors. Prior to the date of a Change of Control, at the request of the Company the Trustee shall determine the amount of all Account Excesses. On or after the date of a Change of Control, the Trustee shall determine annually the amount of all Account Excesses. The Trustee shall allocate the aggregate amount of the Account Excesses to any accounts that are not Fully Funded, as defined in Section 4.1 hereof, in proportion to the differences between the respective Fully Funded amount and account balance, insofar as possible until all accounts are Fully Funded. Any remaining aggregate Account Excess shall be allocated to all the accounts in proportion to the respective Fully Funded amounts.

               7.3 Nothing in this Article VII shall preclude the commingling of Trust assets for investment.

               VIII. RESPONSIBILITY AND INDEMNIFICATION OF TRUSTEE
                     ---------------------------------------------

               8.1 The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

               8.2 In addition to and without limiting any other provision of this Agreement, on or after the date of a Change of Control, the Trustee shall, in its sole discretion, based upon the information furnished to it by the Company and/or the Directors and any additional information that it may reasonably request, (a) make all decisions regarding whether a Trust Beneficiary is eligible for the payment of Benefits, the nature, amount and timing of such benefits, and any other decisions pertinent to the exercise of the Trustee's duties and responsibilities under this Agreement, and (b) exercise any power or discretion granted pursuant to the Plan to the Board, any committee of the Board, or to any other committee, entity or person. On or before the date of a Change in Control, the Company shall furnish the Trustee with calculations and supporting schedules showing in detail the payments required under the Agreement in the event of the termination of each of the Director's service with the Company immediately following the Change in Control. The Trustee shall determine amounts due under this Agreement in a manner consistent with these calculations and supporting schedules. In connection with the exercise of the duties, responsibilities, power and discretion of the Trustee under this Agreement, the Trustee may employ legal counsel to aid its determinations and shall be fully protected under Section 8.7 in relying upon the advice of counsel in making such determinations.

               8.3 If all or any part of the Trust assets are at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part of such property, then and in any of such events the Trustee shall be authorized, in its sole discretion, to rely upon and comply with any such order, judgment or decree, and it shall not be liable to the Company or any Trust Beneficiary by reason of such compliance even though such order, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

               8.4 The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to anyone for any action taken pursuant to a direction, request, or approval given by the Company or any Director or other Trust Beneficiary contemplated by and complying with the terms of this Agreement. The Trustee shall discharge its responsibility for the investment, management and control of the Trust assets solely in the interest of the Trust Beneficiaries and for the exclusive purpose of assuring that, to the extent of available Trust assets, and in accordance with the terms of this Agreement, all payments of Benefits are made when due to the Trust Beneficiaries.

               8.5 The Trustee may consult with legal counsel (who shall not be counsel for the Company) to be selected by it.

               8.6 The Trustee shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance of its duties (including, but not limited to, the fees and expenses of counsel, accountants and others incurred pursuant to Section 8.5 or 8.11) and shall be paid reasonable fees for the performance of such duties in the manner provided by
Section 8.7.

               8.7 The Company agrees to indemnify and hold harmless the Trustee from and against any and all damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust assets or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties, other than such damages, losses, claims or expenses arising out of the Trustee's gross negligence or willful misconduct. The Trustee shall not be required to undertake or to defend any litigation arising in connection with this Agreement unless it be first indemnified by the Company against its prospective costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses), and the Company agrees to indemnify the Trustee and be primarily liable for such costs, expenses, and liabilities. Any amount payable to the Trustee under Section 8.6 or this Section 8.7 shall be paid by the Company promptly upon demand by the Trustee or, in the event that the Company fails to make such payment within 30 days of such demand, from the Trust assets. In the event that payment is made to the Trustee from the Trust assets, the Trustee shall promptly notify the Company in writing of the amount of such payment. The

Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash equal to any payments made from the Trust assets to the Trustee pursuant to Section 8.6 or this Section 8.7. The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to
Section 8.6 or this Section 8.7.

               8.8 The Trustee may vote any stock or other securities and exercise any right appurtenant to any stock, other securities or other property it holds, either in person or by general or limited proxy, power of attorney or other instrument.

               8.9 The Trustee may hold securities in bearer form and may register securities and other property held in the Trust fund in its own name or in the name of a nominee, combine certificates representing securities with certificates of the same issue held by the Trustee in other fiduciary capacities, and deposit, or arrange for deposit of, property with any depository; provided that the books and records of the Trustee shall at all times show that all such securities are part of the assets of the Trust.

               8.10 The Trustee may exercise all rights appurtenant to any letter of credit made payable to the Trustee of the Trust for the benefit of the Trust in accordance with the terms of such letter of credit.

               8.11 The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals, who may be agents, accountants, actuaries, investment advisors, financial consultants, or otherwise act in a professional capacity, as the case may be, for the Company or with respect to the Plan, to assist the Trustee in performing any of its duties.

               8.12 The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law unless expressly provided otherwise in this Agreement.

               8.13 Notwithstanding any other provision of this Agreement, in the event of the termination of the Trust, or the resignation or discharge of the Trustee, the Trustee shall have the right to a settlement of its accounts in accordance with the procedures set forth in Section 7.1, which may be made, at the option of the Trustee, either (a) by a judicial settlement in a court of competent jurisdiction, or (b) by agreement of settlement, release and indemnity from the Company to the Trustee.

                    IX. AMENDMENTS, ETC., TO PLAN AND EXHIBITS
                        --------------------------------------

               9.1 On or after the date of a Change of Control, the provisions of this Section 9.1 shall apply.

                   9.1.1 Not later than 45 calendar days after the end of each calendar year and at such other time as may in the judgment of the Company be appropriate in view of a change in circumstances, the Company and each Director shall agree upon and furnish any amendment to Exhibit C (but only with respect to such Director's Benefits) as shall be required to reflect:

                   (a) any required change in the amounts of Benefits as a result of any change in such Director's retainer (or otherwise) during the prior calendar year, or

                   (b) any amendment, restatement or other change in or to the Plan (Exhibit B), or agreements to amendments to such Exhibit B and Exhibit C shall be furnished to the Trustee by the Company or the Directors and thereafter be deemed to be a part of this Agreement; provided, however, that in the event of the failure of the Company and any Director to reach such agreement, the provisions of Section 9.1.2 shall control.

                   9.1.2 The Company shall, and any Trust Beneficiary may, promptly furnish the Trustee true and correct copies of any amendment, restatement or successor to the Plan. Upon written notification to the Trustee by the Company or any Director of the failure of the Company and such Director to agree as provided in Section 9.1.1, the Trustee shall, to the extent necessary in the sole judgment of the Trustee, (a) recompute the amount payable as set forth in Exhibit C to any Trust Beneficiary, and (b) notify the Company and the Director in writing of its computations. In making these determinations, the Trustee may employ legal counsel and shall be fully protected under Section
8.7 in relying upon the advice of counsel in relying on such determinations. Thereafter, this Agreement and all Exhibits shall be amended to the extent of such Trustee determinations without further action; provided, however, that the failure of the Company to furnish any such amendment, restatement, successor or compensation information shall in no way diminish the rights of any Trust Beneficiary.

               9.2 Amendments to Exhibit A (and directly corresponding amendments to Exhibit B) that modify one or more lists of

Directors shall be made only in accordance with Section 1.6. No amendment to Exhibit A (and no amendment to Exhibit B that would delete a Director may be made on or after the date on which a Change of Control occurs, except in accordance with Article XI.

                            X. REPLACEMENT OF TRUSTEE
                               ----------------------

               10.1 The Trustee may resign and be discharged from its duties after providing not less than 90 days' notice in writing to the Company. On or after the date of a Change of Control, the Trustee shall also provide notice of its resignation to all of the Directors. Prior to the date of a Change of Control, the Trustee may be removed at any time upon notice in writing by the Company. On or after such date, removal shall also require the agreement of the Directors. Prior to the date of a Change of Control, a replacement or successor trustee shall be appointed by the Company. On or after such date, appointment shall also require the agreement of the Directors. No such removal or resignation shall become effective until the effectiveness of the acceptance of the Trust by a successor trustee designated in accordance with this Article X. If, after making reasonable efforts to appoint a successor trustee, the Trustee has been unable to do so, the Trustee shall petition a court of competent jurisdiction to appoint a successor trustee. Upon the acceptance of the Trust by a successor trustee, the Trustee shall release all of the moneys and other property in the Trust to its successor, who after such time shall for all purposes of this Agreement be considered to be the "Trustee." In the event of its removal or resignation, the Trustee shall duly file with the

Company and, after a Change of Control, all of the Directors, a written statement or statements of accounts and proceedings as provided in Section 7.1 for the period since the last previous accounting of the Trust.

               10.2 For purposes of Section 10.1 and Section 11.2, a Director shall not participate if all payments of Benefits then currently due or payable in the future have been made to such Director.

                    XI. AMENDMENT OR TERMINATION OF AGREEMENT
                        -------------------------------------

               11.1 This Agreement may be amended at any time and to any extent by a written instrument executed by the Trustee and the Company; provided, however, that no amendment shall have the effect of altering Section 11.2.

               11.2 The Trust shall terminate on or after a Change of Control upon the earliest to occur of (i) a joint determination by the Trustee and the Directors made on or after the fifth anniversary of the date of a Change of Control that no Trust Beneficiary is or will be entitled to any further payment of Benefits or (ii) such time as the Trustee shall have received consents from all of the Directors to the termination of this Agreement. Notwithstanding the previous sentence, if payments under the Plan with respect to any Trust Beneficiary are the subject of litigation or arbitration, the Trust shall not terminate and the funds held in the Trust with respect to such Trust Beneficiary shall continue to be held by the Trustee until the final resolution of such litigation or arbitration. The Trustee may assume that the Plan is not the subject of such litigation or arbitration unless the Trustee receives written notice from a Trust Beneficiary or the Company with respect to such litigation or arbitration. The Trustee may rely upon written notice from a Trust Beneficiary as to the final resolution of such litigation or arbitration.

            11.3 Upon a termination of the Trust as provided in Section 11.2, any assets remaining in the Trust, less all payments, expenses, taxes and other charges under this Agreement as of such date of termination, shall be returned to the Company.

                             XII. GENERAL PROVISIONS
                                  ------------------

            12.1 The Company shall, at any time and from time to time, upon the reasonable request of the Trustee, provide information, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

            12.2 Each Exhibit referred to in this Agreement shall become a part of this Agreement and is expressly incorporated by reference.

            12.3 This Agreement sets forth the entire understanding of the parties with respect to its subject matter and supersedes any and all prior agreements, arrangements and understandings. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

            12.4 This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

            12.5 In the event that any provision of this Agreement or the application of any provision to any person or circumstances shall be determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected, and each provision of this Agreement shall be valid and enforced to the maximum extent permitted by law.

            12.6 (a) The preamble to this Agreement shall be considered a part of the agreement of the parties as if set forth in a section of this Agreement.

                 (b) The headings and table of contents contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

            12.7 The right of any Trust Beneficiary to any benefit or to any payment may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by any Trust Beneficiary. to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. The Trust assets shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any Trust Beneficiary.

            12.8 Any dispute between the Directors and the Company or the Trustee as to the interpretation or application of the provisions of this Agreement and amounts payable may, at the election of any party to such dispute (or, if more than one Director is such a party, at the election of two-thirds of such Directors), be determined by binding arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Trustee and considered an expense of the Trust under Section 8.7.

            12.9 Each Director is an intended beneficiary under this Trust, and as an intended beneficiary shall be entitled to enforce all terms and provisions with the same force and effect as if such person had been a party to the Agreement.

            12.10 The Trustee shall be permitted to withhold from any payment due to a Director the amount required by law to be so withheld under federal, state and local withholding requirements or otherwise, and shall pay over to the appropriate government authority the amounts so withheld. The Trustee may rely on reasonable instructions from the Company as to any required withholding and shall be fully protected under Section 8.7 in relying on such instructions.

            12.11 Notwithstanding any other provision, the parties' respective rights and obligations under Section 12.9 shall survive any termination or expiration of this Agreement.

                                  XIII. NOTICES
                                        -------

            13.1 For all purposes of this Agreement, any communication, including without limitation, any notice, consent, report, demand or waiver required or permitted to be given shall be in writing and, unless otherwise provided in this Agreement, shall be deemed to have been duly given when hand delivered or dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched), or two business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

               IF TO THE COMPANY, TO:       Cleveland-Cliffs Inc
                                            1100 Superior Avenue
                                            Cleveland, Ohio  44114
                                            Attention:  Secretary

               IF TO THE TRUSTEE, TO:       Key Trust Company of Ohio, N.A.
                                            127 Public Square
                                            Cleveland, Ohio  44114-1306
                                            Attention:

               IF TO A DIRECTOR, TO:        the address of such Director as
                                            listed next to such Director's
                                            name on Exhibit A,

provided, however, that if any party or such party's successors shall have designated a different address by notice to the other parties, then to the last address so designated.

               IN WITNESS WHEREOF, the Company and the Trustee caused this Agreement to be executed on its behalf as of the date first above written.

Attested                                  CLEVELAND-CLIFFS INC


By: /s/ J.E. Lenhard                      By:  /s/ R.F. Novak
  ----------------------------               -------------------------------
  Its:  Secretary                            Its:  Vice President
      ------------------------                   ---------------------------

Attested                                Key Trust Company of Ohio, N.A.

By: /s/ Kathryn L. Kaesberg             By:  /s/ Kelley Clark
   -----------------------------           --------------------------------
   Its:  Vice President                    Its:   Vice President
       -------------------------               ----------------------------

                                                                       EXHIBIT A

                                                                        11/20/96


                              CLEVELAND-CLIFFS INC
                              --------------------

       NONEMPLOYEE DIRECTORS' SUPPLEMENTAL COMPENSATION PLAN PARTICIPANTS
       ------------------------------------------------------------------




                        Ronald C. Cambre
                        Newmont Mining Corporation
                        1700 Lincoln Street, Suite 2800
                        Denver, CO  80203


                        Francis R. McAllister
                        ASARCO Incorporated
                        1150 North 7th Avenue
                        Tucson, AZ  85705


                        John C. Morley
                        30195 Chagrin Boulevard
                        Suite 210N
                        Pepper Pike, OH  44124

                                                                       EXHIBIT B


                              CLEVELAND-CLIFFS INC
             NONEMPLOYEE DIRECTORS' SUPPLEMENTAL COMPENSATION PLAN




        WHEREAS, the Board of Directors of Cleveland-Cliffs Inc (the "Board of Directors") has determined that the "Participants" (as defined in Section 2.1) have, individually and collectively, made and may continue to make an essential contribution to the profitability, growth, financial strength and overall guidance of Cleveland-Cliffs Inc (the "Company") and

        WHEREAS, the Company desires to provide an incentive to attract and maintain the highest quality of individuals to serve as directors (the "Directors");

        NOW, THEREFORE, by approval of the Board of Directors of the Company, the Company hereby establishes the CLEVELAND-CLIFFS INC NONEMPLOYEE DIRECTORS' SUPPLEMENTAL COMPENSATION PLAN (the "Plan") to be effective as of July 1, 1995, which Plan shall contain the following terms and conditions:



                                    ARTICLE I

                           ESTABLISHMENT OF THE PLAN

         1.1 THE PLAN. The Company, intending that the Participants and Directors shall rely thereon, hereby establishes the Plan.

         1.2 AMENDMENT, SUSPENSION OR TERMINATION OF PLAN. The Company shall not amend, suspend or terminate the Plan or any provision hereof, including without limitation this Section 1.2, without the prior approval of a majority of the Directors present at a meeting of the Board of Directors at which a "quorum" (as defined in the Regulations of the Company) is present. Anything contained in the Plan to the contrary notwithstanding, and notwithstanding any amendment, suspension or termination (hereinafter collectively referred to in this Section
1.2 as an "Amendment") of the Plan, no right under the Plan of any person who was a

Participant or a Director immediately prior to any Amendment shall in any way be amended, modified, compromised, terminated or suspended without the prior written consent of such person. Without such consent, the rights under the P!an of a Participant and Director withholding such consent shall be as set forth in the Plan in the form that the Plan existed on the date such person's rights under the Plan vested, as set forth in Section 2.2 (as such Section 2.2 may be amended by any Amendment consented to by such person).



                                   ARTICLE II

                                  PARTICIPANTS

         2.1 PARTICIPANTS. Each Director who has never been an employee or officer of the Company and who first serves as a Director on or after July 1, 1995 (an "Outside Director") shall become a Participant in the Plan upon the completion of five years of continuous service as a Director.

        2.2 VESTING. The rights under the Plan of all persons who are Directors and who first serve as such on or after July 1, 1995 shall vest immediately upon their election as Directors; PROVIDED, HOWEVER, that the right of any Director to receive any benefits pursuant to Article III of the Plan shall be subject to the qualification of such Director as a Participant hereunder and to such Director's satisfaction of the requirements of Article III with respect to benefit entitlement.

         2.3 PARTICIPATION UPON CHANGE OF CONTROL. Anything contained herein to the contrary notwithstanding, in the event of a "Change of Control" (as hereinafter defined), each Outside Director shall become a Participant in the Plan. A "Change of Control" shall mean the occurrence of any of the following events:

         (a) The Company shall merge into itself, or be merged or consolidated with, another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation;

         (b) The Company shall sell or otherwise transfer all or substantially all of its assets to any other corporation or other legal person, and immediately after such sale or transfer less than 70% of the combined voting power of the outstanding voting securities of such corporation or person is held in the aggregate by the former shareholders of the Company as the same have existed immediately prior to such sale or transfer;

         (c) A person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on July 1,1995) of the Securities Exchange Act of 1934, shall become the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934) of 30% or more of the outstanding voting securities of the Company (whether directly or indirectly); or

         (d) During any period of three consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Company, of each Director first elected during any such period was approved by a vote of at least one-third of the Directors of the Company who are Directors of the Company on the date of the beginning of any such period.

                                   ARTICLE III

                             POST-RETIREMENT INCOME

         3.1 POST-RETIREMENT INCOME. Commencing upon a Participant's retirement from the Board of Directors (i) with at least five years of continuous service as a Director, or (ii) after a Change of Control (hereinafter collectively referred to as the Participant's "Commencement Date"), the Company will pay quarterly to the Participant an amount equal to Fifty Percent (50%) of the stated quarterly Board of Directors retainer fee for service as an Outside Director which is in effect on the Participant's retirement; PROVIDED, HOWEVER, that such amount shall only be payable to a Participant during his "Payment Period" (as defined in Section 3.2); PROVIDED FURTHER, that payment of such amount shall not commence prior to the Participant's 65th birthday, except in the case of disability of the Participant; and, PROVIDED FURTHER, that if a Participant's Commencement Date is on account of an event described in clause
(ii) of this Section 3.1, such amount shall be reduced for any Participant with fewer than five years of continuous service as an Outside Director by Twenty Percent (20%) for each full year of continuous service less than five that such Participant has served as an Outside Director. For purposes of this Section 3.1, when determining the amount of an Outside Director's stated quarterly Board of Directors retainer fee, such retainer fee shall be deemed to include the stock component (if any, and whether restricted or unrestricted) of such fee. The duration of post-retirement income payments described in this Section 3.1 shall be as more fully described in Section 3.2. For purposes of this Section 3.1, the term "retirement" of an Outside Director shall be deemed to include; (i) the failure of the stockholders of the Company to re-elect such Outside Director; PROVIDED, HOWEVER, that the right of any Director to receive benefits pursuant to the provisions of this Article III shall be subject to the Director's satisfaction of the applicable requirements of Article III with respect to benefit entitlement, and (ii) following a Change of

Control, resignation or the failure of the stockholders of the Company to re-elect such Outside Director.

         3.2 FORM OF PAYMENT. Post-retirement income payable pursuant to Section
3.1 shall be paid to the Participant for a period equal to his years of continuous service on the Board of Directors (the "Payment Period"). Such post-retirement income shall be paid in cash to the Participant in equal quarterly installments, each installment to be paid in advance on the first day of each quarter, beginning with the quarter that begins on the first day of the January, April, July or October coinciding with or next following such Participant's Commencement Date. In the event a Participant who is married on his Commencement Date dies during his Payment Period and prior to the distribution of all post-retirement income to which he is entitled hereunder, the remaining post-retirement income installment payments shall be paid to his "Surviving Spouse" (as hereinafter defined) for the remainder of the Payment Period or, if earlier, until the death of such Surviving Spouse. For purposes of this Section 3.2, "Surviving Spouse" means the person to whom a Participant is legally married on his Commencement Date. In the event a Participant who is not married on his Commencement Date dies during his Payment Period and prior to the distribution of all post-retirement income to which he is entitled hereunder, the last payment made hereunder shall be the payment made to the Participant for the quarter during which his death occurs.

                                   ARTICLE IV

                               GENERAL PROVISIONS

         4.1 SUCCESSORS AND BINDING AGREEMENTS.

         (a) The Company shall require any successer (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform hereunder the Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. The Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed to be the "Company" for purposes of this Plan), but shall not otherwise be assignable or delegatable by the Company.

         (b) The Plan shall inure to the benefit of and be enforceable by each of the Participants or Directors and his respective personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

         (c) Neither the Company nor any Participant or Director hereunder shall assign, transfer or delegate the Plan or any rights or obligations hereunder, except as expressly provided in Section 4.1(a). Without limiting the generality of the foregoing, no right or interest under the Plan of a Participant or Director (or of any person claiming under or through any of them) shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Director or designated beneficiary. If any Participant or Director or designated beneficiary shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his benefits hereunder or any part thereof, or if by reason of his bankruptcy or other event occurring at any time such benefits would devolve upon anyone else or would not be enjoyed by him, then the Company, acting through the Board Affairs Committee of the Board of Directors, in its discretion, may terminate his interest in any such benefit to the extent the Company considers it necessary or advisable in order to prevent or limit the effects of such occurrence. Such termination shall be affected by filing a written "termination declaration" with the Plan's records and by making reasonable efforts to deliver a copy of such "termination declaration" to the Participant or Director or designated beneficiary (the "Terminated Participant") whose interest is adversely affected.

         As long as the Terminated Participant is alive, any benefits affected by the termination shall be retained by the Company and, in the Company's sole and absolute judgment, may be paid to or expended for the benefit of the Terminated Participant, his spouse, his children or any other person or persons in fact dependent upon him in such a manner as the Company shall deem proper. Upon the death of the Terminated Participant, all benefits withheld from him and not paid to others in accordance with the preceding sentence shall be paid to the Terminated Participant's then living descendants, including adopted children, per stirpes, or, if there are none then living, to his estate.

         4.2 NOTICES. For all purposes of this Plan, all communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered on five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office and to a Participant at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

        4.3 FORFEITURE OF POST-RETIREMENT INCOME. No post-retirement income shall be paid to any Participant or Surviving Spouse hereunder unless the Participant agrees (i) to be available to the Company in an unpaid advisory capacity on and after his Commencement Date, and (ii) not to engage in any activity adverse to the interests of the Company. In the event the Participant breaches such agreement, no further payments to the Participant or his Surviving Spouse shall be made hereunder. Anything contained herein to the contrary notwithstanding, the provisions of this Section 4.3 shall not apply in the event of a Change of Control.

         4.4 GOVERNING LAW. The validity, interpretation, construction and performance of this Plan shall be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State.

         4.5 SEVERABILITY. Each Section, subsection and lesser section of the Plan constitutes a separate and distinct undertaking, covenant and/or provision hereof. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of the Plan shall finally be determined to be unlawful, such provision shall be deemed severed from the Plan, but every other provision of the Plan shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intention of the parties hereto to the extent permissible under law.

        4.6 WITHHOLDING OF TAXES. The Company may withhold from any amounts payable under the Plan all federal, state, city and other taxes as shall be legally required.

         4.7 GENDER AND NUMBER. As used in the Plan, the singular shall include the plural and the masculine shall include the feminine, and vice versa, all as required by the context.



                                     * * *


         IN WITNESS WHEREOF, this Plan has been duly adopted by the Company as of July 1, 1995.



                                        CLEVELAND-CLIFFS INC




                                        By /s/ M. T. Moore
                                          -------------------------------------
                                          Chairman and Chief Executive Officer